                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JUNE 30, 2005

                                                  Dated: September 1, 2005

                                 STATE OF ISRAEL
                       JERUSALEM FLOATING RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during September 2005 is 4.325%. This interest rate was calculated as follows:

Applicable LIBOR           +        Number of basis points             =        Initial Rate
for September  2005                 set by State of Israel
                                    at beginning of monthly
                                    sales period

4.125%                     +        20 BASIS POINTS                    =        4.325%

Applicable LIBOR is then adjusted each January 1st and July 1st during the term of the notes.

Notes purchased in October 2005 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.